Exhibit 10.33
Prepared By and Return To:
Steven D. Katz, Esq.
Akerman Senterfltt
420 S. Orange Avenue
Suite 1200 (32801)
P.O. Box 231
Orlando, Florida 33802-0231

No intangible taxes or documentary stamp taxes are due hereon pursuant to Sections 159.31 and 159.50, Florida Statutes.

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made as of the 31st day of October, 2011, by BOVIE MEDICAL CORPORATION, a Delaware corporation (the "Mortgagor"), with an address at 5115 Ulimerton Road, Clearwater, Florida 33760 in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the "Mortgagee"), with an address at 10161 Centurion Parkway, JacksonVille, Florida 32256

W I T N E S S E T H:

WHEREAS, the Mortgagor is the owner of that certain tract or parcel of land located in Clearwater, Pinellas County, Florida described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon; and

WHEREAS, the. Pinellas County Industrial Development Authority (the "Issuer") previously issued its Industrial Development Revenue Bonds (Bovie Medical Corporation Project), Series 2008, in the original aggregate principal amount of $4,000,000.00 (the "Bonds") pursuant to an Indenture of Trust, dated as of November 1, 2008 (the "Original Indenture") by and between the Issuer and Mortgagee, as Trustee (the "Trustee") for the purpose of financing the acquisition of the Land and certain equipment and the cost of equipping and renovating an approximately 60,000 square foot manufacturing facility for the manufacture of medical devices and accessories (the "Bond Project") thereon; and

WHEREAS, the proceeds of the Bonds were loaned to the Mortgagor pursuant to a Loan Agreement dated as of November 1, 2008 (the "Original Loan Agreement") by and between the Issuer and the Mortgagor; and

WHEREAS, on or about the date hereof, (i) the Issuer and the Mortgagee, as Trustee, are entering into an Amended and Restated Indenture of Trust, dated as of the date hereof (collectively with the Original Indenture, and as the same may be hereafter further amended, modified, supplemented, restated or replaced, the "Indenture") and (ii) the Issuer and the Mortgagor are entering into that certain First Amendment to Loan Agreement, dated as of the date hereof (collectively with the Original Loan Agreement, and as the same may hereafter be amended, modified, supplemented, restated or replaced, the "Agreement"); and

WHEREAS, PNC Bank, National Association (the "Bank"), has purchased the Bonds and in connection therewith, the Bank and the Mortgagor have entered into a Credit Agreement, of even date herewith (as the same may hereafter be amended, modified, restated or replaced, the "Credit Agreement"), pursuant to which the Mortgagor has agreed to make prompt and full payment of all Payment Obligations (as hereinafter defined) of the Mortgagor to the Bank.

 NOW THEREFORE, the Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Mortgagee and does agree that the Mortgagee shall have a security interest in the Mortgaged Property, as defined herein, and all accessions and additions,thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions arid remainders of such property now owned or held or hereafter acquired:

1.         DEFINITIONS. The Mortgagor and the Mortgagee agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural fauns of such terms. Unless defined above or below, all terms used herein in capitalized form shall have the meanings ascribed to those terms by the Agreement, as that term is defined.

"Aggregate Removal Amount" means $l00,000,00.

"Annual Removal Amount" means $50,000.00.

"Bond Documents" means, the Bonds, the Agreement, this Mortgage, and any other document executed and delivered in order to carry out the intent of each and all of the foregoing.

"Bonds" means the $4,000,000 Pinellas County Industrial Development Authority Industrial Development Revenue Bonds (Bovie Medical Corporation Project), Series 2008.

"Indebtedness" means the outstanding principal and unpaid and accrued interest on the Bonds, currently, $3,560,000 principal.

"Land" means- the real property situated in Pinellas County, Florida described in Exhibit "A" attached, hereto, together with all easements, rights of way, strips and gores of land, streets, alleys, passages, ways, sewer rights, water rights, water courses, minerals, crops, trees, timber and other rights, privileges or interests pertaining thereto and all tenements, hereditaments and appurtenances thereof and thereto.

"Mortgage" means this Mortgage and Security Agreement.

"Mortgaged Property" means the Mortgagor's interest in the Land, the buildings, fixtures, furnishings, and improvements now or hereafter thereon, including, without limitation, the Bond Project, whether or not financed with the proceeds of the Bonds and all rents, receipts, issues, profits, proceeds (including insurance proceeds and condemnation awards) and products thereof, and any substitutions therefor or renewals or replacements thereof, together with all property described in paragraph 2 hereof.

"Operative Documents" shall mean the Bonds, the Agreement, the Indenture, the Credit Agreement, this Mortgage and all other documents executed in connection therewith.

"Payment Obligations" shall include all the Mortgagor's payment obligations, liabilities and undertakings under and pursuant to the Operative Documents, whether now existing or hereafter arising, irrespective of their nature, whether direct or indirect, absolute or contingent, as maker, drawer, guarantor, surety, endorser or otherwise, either individually or jointly or severally with any other Person or Persons, with interest thereon at the rate or rates as provided in the Operative Documents or at the maximum rate allowed from time to time by whichever is less, and all renewals or extensions in whole or in part of any of said payment, obligations, liabilities, or undertakings, including any and all damages, losses, costs, lees and expenses of every kind and description suffered or incurred by the Bank arising in any manner out of or in any way connected with or growing out of said obligations, including, without limitation, all attorneys' fees, costs and expenses of collection.

"Permitted Encumbrances" means and shall include the  following;

(a)   those liens, charges and encumbrances -shown as exceptions in the Title Commitment issued to the Mortgagee by Fidelity National Title insurance Company pursuant to Order No. 3639662, to which the Mortgagor's title to the Mortgaged Property is subject;

(b)   liens for taxes and special assessments not delinquent or which are being contested in good faith by or on behalf of the, Mortgagor in accordance with the terms and provisions of paragraph 15 hereof,

(c)   mechanics, workmen's, repairmen's or carrier's liens or other similar liens, provided that the same shall be discharged by the Mortgagor in the ordinary course of business and without undue delay or the validity of the same shall be contested in good faith by or on behalf of the Mortgagor in accordance with the provisions of paragraph 15 hereof; and

(d)           the Agreement and the documents contemplated hereby, including this Mortgage.

2.          MORTGAGE. In consideration of the premises and in order to secure the payment and performance of (i) the Indebtedness, (ii) the Payment Obligations, (iii) any sums advanced by Mortgagee or which may otherwise become due pursuant to the provisions of this Mortgage or  pursuant to the Operative Documents or any other document, instrument or agreement at any time delivered in connection therewith, (iv) the performance and observance of all the provisions of the Agreement, this Mortgage and the Credit Agreement and (v) any future advances  thereunder (collectively, the "Obligations"), the Mortgagor hereby mortgages to and grants to the Mortgagee a first priority lien on and security interest in the following described real and personal property, rights, titles, interests and estates:

(a)           The Mortgaged Property, including, but not limited to, the Land, the Bond Project and all other structures, buildings, improvements, machinery, furnishings, equipment, fixtures, apparatus, appliances and other tangible personal property constituting part of the Bond Project or otherwise now or hereafter located on, used or intended for use in connection with the Mortgaged Property, and all components and parts thereof, the electrical, heating, cooling, ventilating, gas distribution, compressed air, air conditioning, water, sewer and waste disposal, elevator and sprinkler systems incorporated into the Bond Project, or otherwise attached to, located on or used or intended for use in connection with the Mortgaged Property, together with, all substitutions therefor or renewals or replacements thereof or accessions thereto, whether now existing or hereafter arising, and all architectural plans and drawings, all building permits and other permits and construction contracts used in and about the Land, all construction materials, supplies and equipment delivered to, or intended to be installed on, the Land, wherever stored, the property described in paragraph 7 hereof, and the proceeds of any of the foregoing.

(b)           Any and all rights, appurtenances, accounts and general intangibles belonging, incident or appertaining to or arising from said real property; improvements, fixtures, machinery, furnishings, equipment and other personal property described in subparagraph (a) above, or any part thereof

(c)            Any and all rights of the Mortgagor under any leases or subleases of or use agreements related to the Mortgaged Property, heretofore or hereafter entered into, and all right, title and interest of the Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder pursuant to said leases, subleases, or use agreements, and all rents, issues, products, profits and cash and non-cash proceeds accruing from conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards. The Mortgagor does hereby empower and authorize the Mortgagee, or its agents or attorneys, from and after the occurrence of an Event of Default, to collect, sue for, settle or compromise all of the rents that may become due under any lease or sublease pertaining to the Mortgaged Property and avail themselves of and pursue all remedies for the enforcement of any such lease or sublease as the Mortgagor might have pursued but for this Mortgage.

(d)            Any  and all rights of the Mortgagor in and to all development rights, concurrency rights, impact fee credits and all general intangibles of every kind and description pertaining to or arising from or in connection with all or any part of the Mortgaged Property.

3.         SECURED INDEBTENESS, FUTURE ADVANCES. MAXIMUM AMOUNT AT ANY TIME. This Mortgage shall secure not only existing Indebtedness, but also such future advances and readvances under the Obligations made by Mortgagee to or for the benefit of Mortgagor or the Mortgaged Property within twenty (20) years from the date hereof (whether such advance's are obligatory or are made at the option of Mortgagee or otherwise) to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness secured hereby may decrease or increase from time to time, but the maximum principal amount so secured at any one time shall not exceed two times the amount of the Indebtedness, plus (i) interest thereon and any other charges or fees related thereto, (ii) any disbursements made for the payment of taxes, assessments, levies and insurance on the Mortgaged Property or expenses incurred by the Mortgagee related thereto or under the Mortgage or documents related to the Bonds or the Credit Agreement, (iii) payments made for repair, maintenance, protection or preservation of the Mortgaged Property, (iv) all appraisal charges, environmental inspection, audit, testing or compliance costs and (v) all costs incurred by Mortgagee for the enforcement and protection of the Mortgaged Property or the lien of this Mortgagee, all legal fees, costs and other expenses incurred by Mortgagee by reason of any default or otherwise in connection with the Obligations. This Mortgage shall not secure any future advances made more than twenty (20) years from the date hereof. Mortgagor hereby agrees that it will not, without the consent of the Mortgagee, execute and record any notice limiting the right of the Mortgage to make or Mortgagor to accept future advances hereunder.

4.          PERFORMANCE AND PAYMENT. The Mortgagor shall perform, observe and comply with all provisions of each of the Operative Documents, and shall pay or cause to be paid all Obligations, including, without limitation, all and singular the principal of, premium, if any, and interest on and other sums of money payable under the Agreement, the Credit Agreement and to pay all other sums secured hereby promptly on the days respectively the same severally become due, whether in due course or upon acceleration.

5.          TITLE COVENANTS. The Mortgagor covenants that the Mortgaged Property is free from all encumbrances, other than Permitted Encumbrances, that lawful seisin of and good right to encumber the Mortgaged Property is vested in the Mortgagor, and that the Mortgagor hereby fully warrants the title to the Mortgaged Property, and will defend the same against the lawful claims of all persons whomsoever. The mortgage and security interest granted to Mortgagee herein is senior to all obligations except Permitted Encumbrances.

6           CONDITIONS TO CHANGES-IN PROPERTY. The right of the Mortgagor to make any material changes to the Mortgaged Property in the manner hereinafter provided is expressly subject to the condition that such, changes will not impair the structural soundness, usefulness or market value of the Mortgaged Property or significantly alter the character or purpose or detract from the operating efficiency of the Mortgaged Property, impair its revenue producing capacity, or otherwise adversely affect its operation or otherwise adversely affect the purposes of this Mortgage and, to the extent that such changes will modify the nature, scope or purpose of the Bond Project, the Mortgagor must obtain consent of the Mortgagee and shall deliver to the Mortgagee (i) a certificate of an independent architect that such change will not materially alter or generally change the character of the Project as improvements to land and a capital project under the Internal Revenue Code of 1986, as amended, and a "project" within the meaning of Part II of Chapter 159, Florida Statutes, and (ii) an opinion addressed to the Mortgagee "of counsel nationally recognized on the subject of municipal bonds or other counsel acceptable to the, Mortgagee, that such changes will not result in the interest on the Bonds becoming included in gross income for federal income tax purposes.

7.          AFTER-ACQUIRED PROPERTY. All buildings, structures, improvements, fixtures, furnishings, machinery, equipment or other property now or hereafter acquired, constructed or installed, whether or not financed with the proceeds of the Bonds, on the Land, and all  substitutions or replacements for or accessions to such property, are subject to the terms and conditions of this Mortgage and the security interest created hereby; provided, however, that the Mortgagor may grant purchase money security interests in equipment hereafter purchased.

8.         REMOVAL FREE OF NOTICE. The Mortgagor may, from time to time at its own cost and expense, without notice to and without obtaining the approval of the Mortgagee and free of any obligation to make any replacement thereof, demolish, remove or dispose of any structure, fixture or other improvements now or hereafter existing as part of the Mortgaged Property, provided the fair market value of the property so demolished or removed at the time of its demolition or removal does not exceed the Annual Removal Amount in anyone fiscal year or the Aggregate Removal Amount in the aggregate during the term of this Mortgage, and the conditions of paragraph 8 hereof, which may require the Mortgagee's approval; are complied, with, and such property thereafter shall not constitute a part of the Mortgaged Property. The Mortgagee shall, at the Mortgagor's request, join in the execution of any instruments necessary to  release the lien on such property created by this Mortgage.

9.          REMOVAL WITH NOTICE; REPLACEMENTS AND SUBSTITUTIONS SUBJECT TO MORTGAGE. If the Mortgagor in its sole discretion determines that any personal property constituting a part of the Mortgaged Property has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary and if the conditions of paragraph 9 hereof are complied with, the Mortgagor may give written notice thereof to the Mortgagee, and the Mortgagor may then remove such property from the Mortgaged Property and may, to the extent permitted by law, sell, trade in, exchange or otherwise dispose of same, in whole or in part, provided that the Mortgagor shall, at its own cost and expense, acquire, construct or install replacement or substitute personal property having a fair market value and usefulness to the operations of the Mortgaged Property (but not necessarily the same function) at least equal to the fair market value and usefulness, prior to demolition, removal or disposal, of the property demolished, removed or disposed of, and provided further, however, that all such real property, structures, fixtures or other improvements constructed or installed in replacement or substitution thereof shall be free of all liens and encumbrances, other than Permitted Encumbrances, and shall become a part of the Mortgaged Property.

10.        COVENANT AGAINST UNAUTHORIZED REMOVAL. Except as otherwise provide above or as permitted by the Agreement, the Mortgagor shall not remove, sell, transfer, convey, lease or otherwise dispose of any of the Mortgaged Property or the Project, or any part thereof.

11.        NO ABATEMENT OF OBLIGATIONS. The sale, demolition, substitution or removal of any the Mortgaged Property shall not result in any abatement or diminution of the Obligations secured by this Mortgage. The Mortgagor shall pay all costs incurred or damages resulting from any  sale, demolition, substitution or removal of any property pursuant to the provisions of this, Mortgage.

12         FURTHER ASSURANCES. The Mortgagor shall, at its expense, promptly and duly execute, acknowledge and deliver to the Mortgagee such further documents, instruments, financing and similar statements and assurances and take such further action as may from time to time be reasonably required or requested by the Mortgagee in order to more effectively carry out the intent and purposes of this Mortgage and the Agreement issued thereunder and other instruments contemplated thereby or hereby. The Mortgagor shall deliver to the Mortgagee copies of an material documents, notices and other communications received by it relating to the Mortgaged Property. The Mortgagee, upon reasonable notice, may enter upon and inspect the Mortgaged Property at all reasonable times.

13.        TAXES, ATTORNEYS' FEES. EXPENSES. The Mortgagor shall maintain the Mortgaged Property, pay all lawful taxes, assessments and charges thereon and pay any reasonable attorneys' fees and expenses required pursuant to the Agreement, all as more particularly provided below. Mortgagor shall reimburse and hold harmless the Mortgagee for and on account of all excise taxes, sales and use taxes, documentary stamp taxes and other similar" taxes or impositions (including any penalties and interest for failure to pay such taxes impositions) levied against the Mortgagee with respect to this Mortgage and the Agreement, or the amounts payable by the Mortgagor hereunder or thereunder or any assignment of the rights of any such persons. This provision shall survive payment in full of the Obligations and termination of this Mortgage.

14.        MAINTENANCE AND REPAIR. The Mortgagor agrees that until payment and performance of the Obligations, it will, at its own expense, keep or cause to keep the Mortgaged Property (i) in safe operating condition, and (ii) in good repair and in good operating condition and make from time to time all necessary repairs thereto and renewals and replacements thereof The Mortgagor shall not permit or suffer others to commit a nuisance in or about the Mortgaged Property or itself commit a nuisance in connection with its use or occupancy thereof

15.        TAXES, OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. The Mortgagor shall pay or cause to be paid, as the same shall become due, all fees, taxes, charges, assessments and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against the Mortgagor with respect to the Mortgaged Property or any portion thereof or with respect to the original issuance of the Bonds, including without limiting the generality of the foregoing, any taxes levied against the Mortgagor upon or with respect to the income or profits of the Mortgagor from the Bond Project, and including all ad valorem taxes lawfully assessed upon the Mortgaged Property all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Mortgaged Property, all assessments and charges lawfully made by any governmental body against the Mortgagor for or on account of the Mortgaged Property; provided however, that nothing in this paragraph 15 shall require the payment thereof, so long as the validity thereof shall be contested in good faith by the Mortgagor by appropriate legal proceedings in accordance with the terms set forth below; and further provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Mortgagor shall be obligated to pay only such installments as are required to be paid during the term). hereof.

The Mortgager represents and warrants that, as of the date of execution of this Mortgage, there exists no lien, charge or encumbrance other than the Permitted Encumbrances, upon the Mortgaged Property, prior to the security interest of the Mortgagee. Except as otherwise permitted by the provisions of this Mortgage, the Mortgagor will not create or suffer to be created any lien, encumbrance or charge upon the Mortgaged Property, other than the Permitted Encumbrances, and subject to the provisions of this paragraph relating to permitted contests, the Mortgagor will satisfy or cause to be discharged, or will make adequate provision to satisfy and discharge, within sixty (60) days after the Mortgagor is notified or becomes aware of the same, all lawful claims and demands for labor, materials, supplies or other items which, if not satisfied, might by law become a lien upon the Mortgaged Property. If any such lien shall be filed or asserted against the Mortgaged Property by reason of work, labor, services or materials supplied or claimed to have been supplied the Mortgagor shall, subject to the provisions of this paragraph relating to permitted contests, within thirty (30) days after the Mortgagor receives notice of the filing thereof or the assertion thereof, cause the same to be discharged of record, or effectively prevent the enforcement or foreclosure thereof against the Mortgagor by contest, payment, deposit, bond, order of court or otherwise.

The Mortgagor shall not be required to pay any tax, charge, assessment or imposition referred to in this paragraph 15 so long as the Mortgagor shall contest or there shall be contested on the Mortgagor's behalf in good faith and at the Mortgagor's own cost and expenses, the amount or validity thereof, in an appropriate manner or by appropriate proceedings, which, shall operate during the pendency thereof to prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and the sale, forfeiture, or loss of the Mortgaged Property or any part thereof or interest therein, to satisfy the same; provided, that no such contest shall subject the Mortgagee to the risk of any liability. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of the Mortgagor to settle any such contest), and in any event the Mortgagor will save the Mortgagee harmless against all losses, judgments, decrees and costs (including attorneys' fees and expenses in connection therewith) and will, promptly after the final determination of such contest or settlement thereof, pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interest, costs and expenses thereon or in connection therewith. The Mortgagor shall  give the Mortgagee prompt written notice of any such contest.

If the Mortgagee shall notify the Mortgagor that, in Mortgagee's determination (which may be based upon advice of counsel), by nonpayment of any of the foregoing items, the Mortgaged Property, or any substantial part thereof, will be materially endangered, subject to imminent loss or forfeiture or the obligation of the Mortgagor under this Mortgage or the Agreement shall be materially impaired, then the Mortgagor shall promptly pay all such unpaid items and cause them to be satisfied and discharged.

The Mortgagor shall furnish the Mortgagee, upon request, with proof of payment of any taxes, governmental charges, insurance premiums or other charges required to be paid by the Mortgagor under this Mortgage.

16.        CASUALTY, INSURANCE. The Mortgagor shall during the term of this Mortgage keep Mortgaged Property continuously insured against such risks as are customarily insured against in connection with the operation of similar facilities of like size, type and location, paying as the same become due and payable all premiums with respect thereto. Such insurance shall include, without intending to limit the foregoing: (a) builder's risk insurance on a non-reporting completed value basis with the Mortgagee named as insured, in an amount Sufficient to preclude any co-insurance; (b) insurance against damage by fire and other casualty on a non-reporting basis with a uniform standard extended coverage endorsement on a repair or replacement basis in an amount not less than one hundred percent (100%) of the then actual cost of replacement (excluding costs of replacing excavations and foundations, but without deduction for depreciation) of the Mortgaged Property; (c) general comprehensive liability insurance, naming the Mortgagee as additional named insured, against claims for bodily injury, death or property damage occurring on, in or about the Project (such coverage to include provisions waiving subrogation against the Mortgagee) in amounts not less than $1 million with respect to bodily injury to anyone person, $1 million with respect to bodily injury to two or more persons in anyone accident and $1 million with respect to property damage resulting from anyone occurrence; and (d) if the Mortgaged Property is located in a flood-prone or flood hazard area as described in the Flood Disaster Protection Act of 1973, flood insurance in the maximum amount available or the replacement value of the improvements on the Land. Each insurance policy required by this paragraph 16 (i) shall be issued or written by such insurer (or insurers) as is financially responsible, and is authorized to do business in the State of Florida, (ii) shall be in such form and with such provisions (including, without limitation and where applicable, Florida standard mortgage and loss payable clauses payable to the Mortgagee, waiver of subrogation clauses, provisions relieving the insurer of liability to the extent of minor claims and designation of the named insureds) as are generally considered standard for the type of insurance involved and (iii) shall prohibit cancellation or substantial modification without at least thirty (30) days prior written notice to the Mortgagee. All hazard insurance policies earned pursuant to the foregoing shall name the Mortgagee as a party insured thereunder as the interest, 6f such party may appear, and proceeds thereunder shall be made payable and shall be applied as provided in paragraph 17 below. Copies of each such policy or on ACORD evidence of  insurance shall be filed with the Mortgagee.

The Mortgagor shall pay all premiums and charges, for the  maintenance and renewal of the insurance and shall furnish the Mortgagee with receipts  and  proofs thereof before the expiration thereof, without notice or demand from each Mortgagee. If the Mortgagor fails to do so, then the Mortgagee, without waiving the option  to foreclose or exercise any other remedy hereunder, may (but shall not be required to) obtain  such insurance for the protection of the Mortgagee, and any expenses reasonably incurred by the Mortgagee in so doing shall, become part of the Obligations secured hereby  shall become  immediately due and payable, and shall bear interest at the maximum lawful rate. In the event of foreclosure of this Mortgage or transfer of the Mortgaged Property in full or partial satisfaction of the Obligations secured hereby, all interest of the Mortgagor in the policy or policies of insurance (including any claim 10 proceeds attributable to losses theretofore  occurring but not yet paid to Mortgagor) shall pass to the purchaser, grantee or transferee, subject, however, to the terms and provisions of this Mortgage. Any insurance policy shall contain a provision requiring thirty (30) days written notice of cancellation prior to such cancellation.

17.       INSURANCE PROCEEDS AND CONDEMNATION AWARDS. If, prior to the payment in full or satisfaction of the Obligations (or provisions for payment thereof having been made in accordance with the provisions hereof and of the Agreement) the Mortgaged Property, or any part or component thereof, shall be damaged, lost or destroyed, by whatever cause, except as provided in paragraphs 9 and 10 hereof, or if any public authority or entity, in the exercise of its power of eminent domain, takes or damages the Mortgaged Property, or any part or component thereof, there shall be no abatement or reduction in the amounts payable by the Mortgagor under the Agreement, or the Obligations payable under this Mortgage, and all of the insurance proceeds (whether payable from the policies of insurance described in paragraph 16 above or from other policies of insurance carried by the Mortgagor or third parties), and any award or compensation resulting from such taking or damage by condemnation shall be applied as follows:

(a)            The Net Proceeds of the insurance carried pursuant to the provisions of paragraph 16(c) hereof shall, if such Net Proceeds exceed $50,000, be applied by the Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

(b)            The Net Proceeds of the insurance carried with respect to the Mortgaged Property pursuant to the provisions of paragraphs 16(a), (b) and (d) hereof and all other casualty insurance required hereunder (excluding the Net Proceeds of any business interruption insurance, which shall be paid to the Mortgagor so long as no Default exists), and the Net- Proceeds resulting from eminent domain, shall be paid to Mortgagee. The Mortgagor shall, at the election of the Mortgagee, call for redemption Bonds in the amount of such Net Proceeds and the Net Proceeds shall be used to reimburse the Mortgagee for draws to redeem Bonds and repay outstanding Tender Advances and other amounts owing to the Mortgagee in such order as the Mortgagee may deter mine; provided, however, that the Mortgagee Shall not unreasonably withhold its consent to use of such proceeds to repair, rebuild or restore (collectively, "restore") the Mortgaged Property if the estimated cost of restoration does not exceed $50,000 or, if the cost of restoration exceeds $50,000, the following conditions are satisfied:

(i)  Such Net Proceeds, together with other funds provided by the Mortgagor, are sufficient to restore the Mortgaged Property and the Mortgagee has a perfected, first priority pledge of such Net Proceeds and funds;

(ii)     No Default or Event of Default exists hereunder and there has been no material adverse change in the financial condition or business prospects of the Mortgagor;

(iii)    The restored Mortgaged Property would have a utility and value at least equal to that of the original Mortgaged Property in the good faith opinion of the Mortgagee;

(iv)    The Corporation shall have satisfied all other conditions as the Mortgagee may reasonably impose, relating to the restoration, including approval by the Mortgagee of all plans, specifications and budgets.

If the Net Proceeds fire made available for the restoration of the Mortgaged Property, the Mortgagor shall promptly restore the Mortgaged Property in accordance with this Mortgage. "Net Proceeds" when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, eminent domain, shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof

All such replacements, repairs, rebuilding or restorations so made, whether or not requiring the expenditure of the Mortgagor's own funds, shall automatically become part of the Mortgaged Property and subject to the lien of this Mortgage without the necessity of filing any further documents or instruments.

This Mortgage extends to and shall encumber any insurance proceeds payable on account of the Mortgaged Property and any judgments, awards, damages and settlements hereafter rendered or paid and resulting from condemnation proceedings with respect to the Mortgaged Property or the taking of the Mortgaged Property under the power of eminent domain.

18.        NOTICES OF DAMAGE, ETC. In case of any material damage to or destruction of all or any part of the Mortgaged Property, or any event which would materially adversely affect Mortgagor's rights in the Mortgaged Property, the Mortgagor shall give prompt written notice thereof to the Mortgagee. In case of a taking or proposed taking of all or any part of the. Mortgaged Property or any right therein by eminent domain, the party upon which notice of such  taking is served shall give prompt notice to the other parties to this Mortgage. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceedings or negotiations.

19.        NON-DISTURBANCE. From the date hereof and throughout, the term of this Mortgage, the parties hereto agree that, so long as the Mortgagor is not in default hereunder, the Mortgagor shall possess, occupy, use, enjoy and operate the Mortgaged Property. Such possession, occupation, use, enjoyment and operation of the Mortgaged Property shall be exclusive and the Mortgagee agrees that, so long as no Event of Default has occurred, it will permit no other use of the Project by anyone other than the Mortgagor during the term of this Mortgage without the written consent of the Mortgagor.

20.        ACCELERATION UPON TRANSFER OF MORTGAGED PROPERTY. If all or any part of the Mortgaged Property or an interest therein is sold or transferred by Mortgagor in any manner whatsoever without Mortgagee's prior written consent, Mortgagee may, at Mortgagee's option, declare all of the sums secured by this Mortgage to be accelerated and immediately due and payable. Mortgagee's right to accelerate this Mortgage upon any sale or transfer of the Mortgaged Property or any interest therein is included in this Mortgage as a material inducement to Mortgagee's extending the credit secured hereby and has been relied upon by Mortgagee in establishing the terms .and conditions thereof; accordingly, the limitations contained in this paragraph shall be Strictly construed against the Mortgagor and Mortgagor's successor(s) in interest and in  favor of Mortgagee.

21.        EVENTS OF DEFAULT. The occurrence of anyone or more of the following events shall constitute an Event of Default hereunder and under the Agreement and any Swap Agreement related to the Bonds.

(a)            a default by the Mortgagor in the due and punctual payment of any amounts payable by virtue of the Agreement, this Mortgage, the Credit Agreement or any of the other Obligations; or

(b)            a default under or with respect to any other loan agreement, line of credit agreement, hedging agreement or any other type of credit extension document between the  Mortgagor and the Mortgagee and/or the Bank shall occur and continue thereunder beyond any grace period granted thereunder; or

(c)            a default in the performance or observance of any other of the covenants agreements or conditions on the part of the Mortgagor contained in this Mortgage, the Credit Agreement or the Agreement; or

(d)            this Mortgage shall cease to have priority over any mortgage and/or security agreement, subject only to Permitted Encumbrances, or shall be invalid or unenforceable in any material respect.

22.       REMEDIES. Upon the occurrence of any Event of Default, then and thereupon the Mortgagee may do anyone or more of the following at its election:

(a)            Exercise all rights under the Indenture, including accelerate the maturity of the Bonds, declare all Obligations and other amounts payable under the Agreement arid the Credit Agreement for the remainder of the term of this Mortgage and all other Obligations to be immediately due and payable, whereupon the same shall immediately become due and payable;

(b)           Foreclose on this Mortgage, enter into possession of the Mortgaged Property or any part thereof without notice or demand and sell or lease the Mortgaged Property or any part thereof for the account of the Mortgagor, holding the Mortgagor liable for the difference between the amounts received and the amounts payable by the Mortgagor;

(c)           Collect and apply to the Obligations all rents and profits from the Mortgaged Property;

(d)           Take such steps to protec and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Agreement, the Credit Agreement or in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure, hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect;

(e)           Apply on motion to any court of competent jurisdiction, for the appointment of a receiver to take charge of, manage, preserve, protect, complete construction of and operate the Mortgaged. Property to collect the rents, issues, profits and income therefrom; to make all necessary and needed repairs to the Mortgaged Property; to pay all taxes and assessments against the Mortgaged Property and insurance premiums for insurance thereon; and after the payment of the expend of the receivership, including reasonable attorney's fees to the Mortgagee's attorney, and after compensation to the receiver for management and completion of the Mortgaged  Property' to apply the net proceeds derived therefrom in reduction of the Obligations secured hereby or in such manner as such court shall direct. The appointment of such receiver shall be a matter of strict right to the Mortgagee, regardless of the value of the security for the Obligations secured hereby or of the solvency of any party bound for the payment of such .indebtedness. All expenses, fees and compensation incurred pursuant to a receivership approved by any such court shall be secured by the lien of this Mortgage until paid. The receiver and the receiver's agents shall be entitled to enter upon and take possession of any and all of the Mortgaged Property, together with any and all business assets used in conjunction therewith or thereon, or any part or parts thereof, and operate and conduct such business or businesses to the same extent and in the same manner as any owner of such property might lawfully do. The receiver, personally or through his agents, may exclude any parties entitled thereto pursuant to the Agreement wholly from the Mortgaged Property, and have, hold, use, operate, manage and control the same and each and every part thereof, and may, in the name of the Mortgagor exercise all of the Mortgagor's rights and powers and maintain, restore, insure and keep insured, the Mortgaged Property as the receiver may deem judicious. Such receivership shall, at the option of the Mortgagee, continue until full payment of all sums secured hereby, or until title to the Mortgaged Property shall have passed by foreclosure sale under this Mortgage; or

(f)            Take or exercise all rights and remedies granted a secured party by the Florida Uniform Commercial Code.

23.       RIGHTS CUMULATIVE AND CONTINUING. The rights of,the Mortgagee, granted and arising under this Mortgage shall be separate, distinct, and cumulative of, other powers and rights herein granted and of all other rights which the Mortgagee, may have in law or equity, and the exercise of anyone or more of them shall not be construed as an election to proceed under any one provision herein, or under the Agreement or any of the other Operative Documents, or under any such other instrument or agreement, to the exclusion of any other provisions, or an election of remedies to the bar of any other remedy allowed in law or equity. No waiver of any obligation hereunder or of any obligation secured hereby shall at any time thereafter be held to be a waiver of the provisions hereof or of the terms,of any other instrument or agreement. No delay or omission by the Mortgagee to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default or, acquiescence therein Every right, power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.

24.       CURING OF DEFAULTS BY MORTGAGEE. The Mortgagee shall, after giving notice to the Mortgagor, have the right to pay, or cause to be paid, any sums required to be paid and to take, or cause to be taken ary other action deemed by the Mortgagee to be necessary or convenient to cure any Event of Default of the Mortgagor under the Agreement, the Credit Agreement, any of the other Operative Documents or hereunder. Any and all sums expended or expenses incurred by the Mortgagee in so curing an Event of Default shall become immediately due and payable by the Mortgagor to the Mortgagee and, together with interest at a rate equal to the Bank Prime Rate plus 4% per annum from date of disbursement, shall be secured by the lien of this Mortgage: The Mortgage shall be subrogated to the interest of any lien holder paid out of sums secured by this Mortgage. No payment by the Mortgagee under this paragraph or any other provisions contained herein or in the Agreement, the Credit Agreement or any of the other Operative Documents shall be deemed to cure or waive any default or Event of Default.

25.       APPLICATION OF MONEYS. Anything in this Mortgage to the contrary notwithstanding, the moneys realized by the Mortgagee in the enforcement of this Mortgage shall be applied as follows:

(a)            First: To the payment of the reasonable costs and expenses of any enforcement of this Mortgage or the Obligations, including any sale of the Mortgaged Property, including reasonable compensation to the Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of any expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage, including, reasonable attorneys' fees and expenses and reasonable fees for paralegal services and expert witnesses through any appeal and any bankruptcy or insolvency proceedings, together with all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

(b)            Second: To the Mortgagee to be applied to the payment of the amounts due, owing or unpaid under the Agreement, the Credit Agreement and the other Operative Documents, and any late charges thereon;

(c)            Third: To the payment of any other Obligations, including sums required to be paid by the Mortgagor pursuant to any provision of the Agreement, the Credit Agreement any other Operative Document or this Mortgage; and

(d)            Fourth: To the payment of the surplus, if any to whosoever may be lawfully entitled to receive the same.

26.       NOTICE. Every provision for notice and demand or request hereunder shall be deemed fulfilled by written notice and demand or request if the same is mailed by depositing it in any United States post office station or letter box, enclosed in a postpaid envelope registered or certified mail, return receipt requested, addressed as provided below and shall be deemed effective when received: if to the Mortgagor, at the Mortgagor's Address, if to the Mortgagee, at the Mortgagee's Address.

The Mortgagor and the Mortgagee may, by notice given hereunder, designate any further or different addresses from time to time.

27.       SEVERABILITY. If any provision of the Operative Documents shall to any extent be finally found by a court of competent jurisdiction to be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of the provision to other persons, entities, or circumstances nor any other instrument referred to herein, shall be affected thereby instead shall be enforced to the maximum extent permitted in law or equity.

28.       MODIFICATIONS. The rights of the Mortgagee may not be changed, waived, discharged or terminated orally, but only by an instrument in writing executed by the Mortgagor and the Mortgagee. Any agreement hereafter made by the Mortgagee and Mortgagor relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance affecting the Mortgaged Property.

29.       NO ILLEGAL INTEREST TO BE CHARGED. All agreements under this Mortgage the Agreement, the Credit Agreement and any of the other Operative Documents are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Mortgagee or its successors or assigns, for the use, forbearance or detention of the money to be advanced to the Mortgagor exceed the highest rate permissible under law applicable thereto by a court of competent jurisdiction. If from any circumstances whatsoever, fulfillment of any provisions of this Mortgage or the Agreement or of any other agreement existing between the Mortgagor and the Mortgagee, at the time performance of such provision shall be due, shall involve payment of interest at a rate which exceeds the highest lawful rate as so determined, then ipso facto the obligation to be fulfilled shall be reduced to such highest lawful rate. If from any circumstances whatsoever, the Mortgagee or its successors or assigns shall ever receive interest, the amount of which would exceed such highest lawful rate, the portion thereof which would be excessive interest shall be reimbursed to the Mortgagor by the party receiving such excess, together with interest on such excess at the highest lawful rate of interest (or 25% if there is then no maximum lawful rate). Provided, however, that nothing contained herein or in the Agreement shall be deemed to create a defense, contractual or otherwise, to any sums due or to become due or coming due under this Mortgage, the Agreement, the Credit Agreement or any of the other Operative Documents secured hereby where no such defense exists at law, as for example, where corporations are barred from asserting the defense of usury or in a case wherein no limit exists upon the rate of interest which may be charged.

30.        HEADINGS. Caption headings are for convenience of reference only and in no way limit the scope or intent of any provision, paragraph or section of this Mortgage.

31.        SUCCESSORS AND ASSIGNS. All covenants and stipulations in these presents contained shall bind the successors and assigns of the Mortgagor and the Mortgagee and shall inure to the benefit of and be available to the successors.and assigns of the Mortgagor and the Mortgagee.

32.        GOVERNING LAW. The terms and, provisions of this Mortgage are to be governed by the laws of the State of Florida.

33.        COUNTERPARTS. This Mortgage may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

34.        OTHER TERMS. The Agreement prohibits or restricts, among other things, the transfer, lease, further encumbrance or other disposition of the Mortgaged Property, which provisions are incorporated herein by reference.

35.        GREATER ESTATE. In the event the Mortgagor is the owner of a leasehold estate with respect to any portion of the Mortgaged Property and, prior to the satisfaction of the Obligations and the cancellation of this Mortgage of record, the Mortgagor obtains a fee estate in such portion of the Mortgaged Property, then, such fee estate shall automatically, and without further action of any kind on the part of the Mortgagor, be and become subject to the security lien of this Mortgage.

36.        FINANCING STATEMENTS. The Mortgagor authorizes the Mortgagee, and its agents, to file, in jurisdictions where this authorization will be given effect, a financing statement without the necessity of the Mortgagor's signature, describing the collateral in the same or similar manner as it is described herein, and from time to time continuation statements, and the Mortgagor shall pay the cost of filing or recording the same in all public offices deemed necessary or desirable by the Mortgagee, and the Mortgagee is hereby appointed as attorney-intact of the Mortgagor to file or record such statements. The Mortgagor shall do such other acts and things, all as the Mortgagee may request, to establish and maintain a valid security interest in the collateral (free of all other liens and claims whatsoever except Permitted Encumbrances) to secure the payment of all Obligations, including, without limitation, deposit with the Mortgagee of any certificates of title issuable with respect to the collateral and notation thereon of the security interest hereunder.

37.        WAIVER OF JURY TRIAL. THE MORTGAGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACT ION  PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS MORTGAGEE, DOCUMENTS EXECUTED IN CONNECTION WITH THIS MORTGAGE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Mortgagor acknowledges that it has read and understood all the provisions of this Mortgage, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Mortgagor has duly signed, sealed and executed this document as of the date first above stated.

WITNESSES:	MORTGAGOR:

BOVIE MEDICAL CORPORATION,
a Delaware corporation

/s/ Laney Stanhop		By:	/s/ J. Robert Saron
Name Printed:	Laney Stanhope	Name:	J. Robert Saron
		Title:	President

/s/ Kareem J. Spratling
Name Printed:	Kareem J. Spratling

STATE OF FLORIDA
COUNTY OF	Hillsborough

The foregoing instrument was acknowledged before me this 27th day of October, 2011 by J. Robert Saron of Bovie Medical Corporation, a Delaware corporation, on behalf of the corporation.  He ☐ is personally known to me or ☒ produced Driver's License as identification and did not take an oath.

Megan R. Yarashar
(NOTARY SEAL)	NOTARY SIGNATURE

PRINTED NOTARY SIGNATURE
NOTARY PUBLIC, STATE OF FLORIDA
Commission Number:
My Commission Expires:

[Signature Page - Mortgage and Security Agreement]

EXHIBIT "A

Legal Description

LOT 9, IN THE SOUTHEAST 1/4 OF SECTION 4, TOWNSHIP 30 SOUTH, RANGE' 16 EAST, ACCORDING TO THE PLAT OF PINELLAS GROVES, INC., RECORDED IN PLAT, BOOK 1, PAGE 55, PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, LESS THE WEST 150 FEET THEREOF AND ALSO LESS THAT PART LYING WITHIN 120 FEET QF THE SURVEY LINE OF STATE ROAD S-688, SECTION 15120, AS DESCRIBED, IN CLERK'S INSTRUMENT No. 260901B, OFFICIAL RECORDS BOOK 2081,PAGE 593, PINELLAS COUNTY RECORDS.